Exhibit 10.2

Summary of Mortgage Contract of Maximum Amount

Mortgage Contract of Maximum Amount (the “Contract”) Entered into by and between Jiangsu Best Appliance Co., Ltd. (the “Mortgager”) and Jiangsu Wujin Rural Commercial Bank (the “Creditor”) on December 10, 2008

Main contents:

  Contract number: 1140822008930016;

  In order to guarantee the indebtedness of Jiangsu Best Appliance Co., Ltd. (the “Obligor”) towards the Creditor under the Loan Contract of Maximum Amount (reference no.: 1140822008150016) the Mortgager agrees to mortgage its property to the Creditor.

  Maximum amount of the loan principle under the mortgage: RMB 21 million from December 10, 2008 to December 9, 2011.

  Scope of Guaranty: The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, and other fees which is incurred to the Creditor in realizing its creditor’s right, including but not limited to litigation cost, lawyer’s fees, etc..

  Collaterals: The Mortgager agrees to mortgage its assets with a certified value of RMB 30,513,100 to the Creditor.

  Term of guarantee: 2 years since the expiration of statute of limitation for the secured creditor’s right.